CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated October 31, 2008, relating to the financial statements of Gabelli Entertainment & Telecommunications Acquisition Corporation and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/  Rothstein, Kass & Company, P.C.

Roseland New Jersey
October 31, 2008